Exhibit 10(a)
FAIR COMPETITION AGREEMENT
     In consideration of my employment and/or continuation of employment with The Taubman Company LLC (“Company”), as well as the salary, wages and other benefits provided for my services, and, further, in allowing me to continue to vest in my option to purchase units of The Taubman Realty Group Limited Partnership under the original terms of my Option Award Agreement dated March 5, 2009, pursuant to The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, I agree that:
1.	During my employment, I have formed and/or will form, on behalf of the Company, certain business relationships that are part of the goodwill of the Company, and I have and/or will have access to and knowledge of the Company’s confidential information, which gives the Company a competitive advantage over its competitors. I acknowledge and agree that the Company is entitled to protect its investment in the foregoing and to keep the results of its efforts, its goodwill, and its confidential information for its sole and exclusive use through the enforcement of the obligations set forth in this Agreement, which are reasonable and necessary for that purpose. I agree that the obligations set forth herein will survive the cessation of my employment with the Company to the extent this Agreement remains in effect after the cessation of my employment, as set forth below.
2.	This Agreement shall be in effect during the period beginning on the date I execute this Agreement and ending on the earlier of the third anniversary of the date my Company employment terminates or March 5, 2014 (the “Effective Period”).
3.	During the Effective Period, I will not, directly or indirectly, for myself or on behalf of or in connection with any other person, entity or organization: (a) engage in any business or activity that is competitive with the actual or prospective business of the Company; (b) own, manage, maintain, consult with, operate, acquire any interest in (other than 5% or less of the common stock of any publically traded company), or otherwise assist or be connected with (including, but not limited to, as an employee, consultant, advisor, agent, independent contractor, owner, partner, co-venturer, principal, director, shareholder, lender or otherwise) any Identified Company; or (c) undertake any efforts or activities toward pre-incorporating, incorporating, financing, or commencing any business or activity that is competitive with the actual or prospective business of the Company; provided, however, that the restrictions set forth in (a)-(c) will apply to my post-employment activities only if I voluntarily terminate my Company employment or if the Company terminates my employment for Cause. “Identified Company” means any person or entity, or any affiliate thereof, who, as of the date(s) that any action(s) listed in (b) above is/are taken, (i) owns two or more leases, anchor pads and/or parcels of real property (or any two or more combinations of any of the foregoing) at any shopping center owned directly or indirectly by The Taubman Realty Group Limited Partnership, (ii) is included on the FTSE NAREIT Retail Index (or any successor index published by NAREIT), or (iii) owns and/or manages a retail real estate portfolio in excess of one million square feet. “Cause” means commission of a felony, fraud, or willful misconduct by the employee subject to this Fair Competition Agreement which has resulted in, or is likely to result in, damage to the Company, Taubman Centers, Inc., The Taubman Realty Group Limited Partnership, or any subsidiary or affiliated entity of any of them, as the Company in its sole discretion may conclusively determine.

4.	During the Effective Period, I will not, directly or indirectly, for myself or on behalf of or in connection with any other person, entity or organization: (a) induce or attempt to induce any employee or consultant of the Company to leave the employ or services of the Company, or in any way interfere with the relationship between the Company and any employee or consultant thereof; and/or (b) call on, solicit, have contact with, or service any client, prospective client, consultant, strategic partner, funding source, or other business relation of the Company in order to (i) solicit business of the type provided by the Company, (ii) to induce or attempt to induce such person or entity to cease doing business with, or reduce the amount of business conducted with, the Company, or (iii) in any way to interfere with the relationship between any such person or entity and the Company.
5.	Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall automatically terminate on the date of a Change in Control. “Change in Control” means a “Change in Control” as defined in The Taubman Company LLC 2008 Omnibus Long-Term Incentive Plan, which definition is incorporated by reference into this Agreement.
6.	I acknowledge that: (a) the breach of any provision of this Agreement will result in immediate and irreparable harm to the Company; (b) no adequate remedy at law exists with regard to any such breach; (c) public policy will be furthered by the enforcement of this Agreement by an injunction; (d) injunctive relief will not deprive me of an ability to earn a living because I am qualified for many positions which do not involve the Identified Companies or otherwise necessitate the breach of any provision of this Agreement; and (e) the Company will be entitled to enforce this Agreement by injunction or other equitable remedies in the event of such breach, in addition to any other remedies available to the Company (including, without limitation, monetary damages). If I violate any of my obligations under this Agreement, I will pay the Company’s actual legal fees and costs associated with any enforcement action.
7.	It is the intent of the parties that the terms, conditions, provisions and covenants in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, condition, covenant or provision is determined by a court, agency or arbitrator to be illegal, invalid, void or unenforceable, then such term, condition, covenant or provision shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law in light of such determination. In addition, the invalidity or unenforceability of any provision of this Agreement in a particular respect shall not affect the validity and enforceability of any other provision of this Agreement or of the same provision in any other respect.
8.	This Agreement constitutes the complete understanding between the Company and me on the subject matter of this Agreement and that this Agreement supersedes all prior representations and understandings, whether oral or written, with regard to the subject matter of this Agreement. I understand that only the President of the Company, in a signed writing addressed specifically to me, may waive or modify any provision of this Agreement.

9.	My obligations under this Agreement are binding upon my heirs, executors, administrators, or other legal representatives or assigns, and that this Agreement inures to the benefit of the Company, its successors, and assigns.
10.	All questions concerning the construction, validity, interpretation, and enforcement of this Agreement will be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan. Any lawsuit arising out of or in any way related to this Agreement, my employment, and/or the cessation of my employment shall be brought in a court of competent jurisdiction in Oakland County, Michigan or the United States District Court for the Eastern District of Michigan. AS A SPECIFICALLY BARGAINED INDUCEMENT WITH RESPECT TO ENTRY INTO THIS AGREEMENT, AND HAVING HAD THE OPPORTUNITY TO CONSULT COUNSEL, I EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT, MY EMPLOYMENT, OR THE CESSATION OF MY EMPLOYMENT.
11.	The rights and remedies provided for in this Agreement are cumulative and shall be in addition to rights and remedies otherwise available to the parties under this Agreement and/or the law. Nothing in this Agreement alters the at-will nature of my employment with the Company, however.

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